UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

AIM ImmunoTech Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On December 12, 2024, AIM ImmunoTech Inc. (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 1. Also on December 12, 2024, the Company issued the following materials, copies of which are attached hereto as Exhibit 2.

Forward Looking Statements

The materials attached contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “continue,” “believe,” “potential,” “upcoming” and other variations thereon and similar expressions (as well as other words or expressions referencing future events or circumstances) are intended to identify forward-looking statements. Many of these forward-looking statements involve a number of risks and uncertainties. Data, pre-clinical success and clinical success seen to date does not guarantee that Ampligen will be approved as a treatment or therapy for any diseases or conditions. The Company urges investors to consider specifically the various risk factors identified in its most recent Annual Report on Form 10-K, and any risk factors or cautionary statements included in any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the materials attached hereto. Among other things, for those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

Important Additional Information

The Company, its directors and executive officers, Peter W. Rodino, III and Robert Dickey, IV, are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The Company filed its definitive proxy statement (the “Definitive Proxy Statement”) and a WHITE universal proxy card with the SEC on November 4, 2024 in connection with such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH DEFINITIVE PROXY STATEMENT, ACCOMPANYING WHITE UNIVERSAL PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The Definitive Proxy Statement contains information regarding the identity of the participants, and their direct and indirect interests, by security holdings or otherwise, in the Company’s securities and can be found in the section titled “Principal Stockholders” of the Definitive Proxy Statement and available here. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website available here or through the SEC’s website at www.sec.gov. Stockholders will be able to obtain the Definitive Proxy Statement, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://aimimmuno.com/sec-filings/.

Exhibit 1

AIM ImmunoTech Urges Shareholders to Vote on the WHITE Universal Proxy Card “FOR” All Four Incumbent Board Members

Believes Annual Meeting Outcome is Critical to Future of the Company and that the Current Board is Best Positioned to Continue Clinical Trial Momentum, Commercialize Ampligen and Deliver Long-Term Value for Shareholders

In AIM’s View, the Activist Group’s Plan to Reimburse Individuals More Than $5 Million for Failed Attempts to Gain Control of the Board – Without Putting this to a Shareholder Vote – Is Grossly Irresponsible and Not in the Best Interests of All Shareholders

Reminds Shareholders that Both Leading Independent Proxy Advisory Firms – ISS and Glass Lewis – Recommended Against Giving the Dissident Nominees Control of the AIM Board, Specifically Citing Their Lack of a Plan, Among Other Issues

Highlights Activist Group Nominees Todd A. Deutsch’s and Robert L. Chioini’s Checkered Pasts and Affiliations with Securities Law Criminals – and that Mr. Chioini Was Fired as CEO of Rockwell Medical for His “Sustained Mismanagement” and “Blatant Disregard for Shareholder Concerns”1

Questions How Activist Group Nominee Paul Sweeney Could Function as an Independent Director Given that Mr. Kellner is Apparently the Biggest Investor in Mr. Sweeney’s Private Equity Firm

OCALA, Fla., December 12, 2024 — AIM ImmunoTech Inc. (NYSE American: AIM) (“AIM” or the “Company”) today issued the following statement in connection with the upcoming 2024 Annual Meeting of Stockholders (the “Annual Meeting”), presently scheduled for December 17, 2024:

With the Annual Meeting quickly approaching, it is critical that shareholders vote on the WHITE universal proxy card to re-elect all four current members of our Board of Directors (the “Board”). As shareholders consider this important decision, we ask that they keep the following in mind:

We tried to settle with the activist investors (the “Activist Group”) – and their response made crystal clear that they will accept nothing less than control of AIM’s Board and are focused on getting millions of dollars in reimbursement

●	The Activist Group rejected several settlement proposals and persistently demanded upwards of $8 million in reimbursement of certain litigation expenses from AIM for money its current and former members spent on failed lawsuits against the Company. We believe that agreeing to this would not be in the best interests of all shareholders, especially because the Delaware Supreme Court concluded that the Activist Group’s members are not entitled to reimbursement of attorneys’ fees.[2]

1 See Former pharma executives sue over firings, Modern Healthcare (June 18, 2018), available at: https://www.modernhealthcare.com/article/20180618/NEWS/180619912/former-pharma-executives-sue-over-firings.

2 See July 29, 2024, Order on Motion for Reargument of the Delaware Supreme Court.

1

●	The Activist Group has made blatantly clear in their definitive proxy statement that if its nominees are elected, they plan to reimburse themselves for more than $5 million in litigation expenses for a failed Board takeover attempt in 2023, in addition to any costs incurred in connection with the attempt to take over the Board at this year’s Annual Meeting – without giving shareholders a direct say on this reimbursement.[3]

AIM’s clinical development strategy of partnering with world-renowned institutions and large pharmaceutical companies is saving shareholders money

●	The Activist Group has flip-flopped in its view of AIM’s use of grant money and partnerships to fund expensive clinical trials.

○	Earlier this week the Activist Group touted its purported ability to get grant money and forge partnerships for clinical trials[4] and then, one day later, they criticized the Company for using grant money to pay for trials and for conducting them with partners.[5]

●	AIM’s clinical pipeline has significant momentum and is laying the groundwork for commercialization opportunities. We are seeing exciting data across our research programs, including in two ongoing studies with AstraZeneca and Merck.

●	The fact that world-class organizations and government bodies are willing to fund trials involving Ampligen is, in our view, an important endorsement of Ampligen’s potential. We believe electing the Activist Group’s nominees could potentially jeopardize these important relationships, considering they have no real plan for AIM and most of them lack biopharmaceutical industry experience.

●	This method of conducting trials also allows the Company to preserve cash and derisks the trials for shareholders.

●	Contrary to what the Activist Group has implied, AIM has not given up any intellectual property or the rights to develop Ampligen by partnering with outside institutions on these trials.

3 See Definitive Proxy Statement filed by the Activist Group with the U.S. Securities and Exchange Commission (the “SEC”) on November 6, 2024.

4 See Ampligen Co-Inventor and Former CEO Agrees to Join AIM Scientific Advisory Board if Kellner Group Nominees Are Elected, Globe Newswire (December 10, 2024), available at: https://www.globenewswire.com/news-release/2024/12/10/2994413/0/en/Ampligen-Co-Inventor-and-Former-CEO-Agrees-to-Join-AIM-Scientific-Advisory-Board-if-Kellner-Group-Nominees-Are-Elected.html.

5 See AIM’s Clinical Strategy Under Incumbent Board Has Totally Failed, Globe Newswire (December 11, 2024), available at: https://www.globenewswire.com/news-release/2024/12/11/2995304/0/en/AIM-s-Clinical-Strategy-Under-Incumbent-Board-Has-Totally-Failed.html.

2

The Activist Group has repeatedly attempted to mislead AIM shareholders by obfuscating its interconnections and hiding its prior ties to convicted felons

●	Activist Group nominee Ted Kellner proclaims himself as the “largest investor in almost every deal”[6] put together by PS Capital Partners, the private equity firm co-founded by fellow Activist Group nominee Paul Sweeney. This fact is not disclosed in the Activist Group’s definitive proxy statement,[7] preventing the Board and investors from making an informed decision about the Activist Group’s nominees. How can Mr. Sweeney be trusted to serve on a Board with Mr. Kellner and be truly independent of his largest investor?

●	The Delaware Court of Chancery found that the Activist Group obscured the roles of its nominees in its 2023 nomination notice and hid the campaign’s true backers[8] – two white collar criminals – in its 2022 nomination notice.

Both leading independent proxy advisory firms have recommended against giving the Activist Group control of AIM’s Board and criticized them for lacking a detailed plan

●	In their reports, Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co., LLC (“Glass Lewis”) both determined that the Activist Group’s proposed plan for AIM is insufficient while ISS also flagged concerns with the Activist Group’s nominees:[9]

●	ISS: “…the [Activist Group] plan is limited, only one of its nominees has relevant life sciences expertise, and half of its slate has apparent ties to individuals with concerning backgrounds.”

●	Glass Lewis: “…the [Activist Group’s] presented plan lacks substantive detail. For instance, it does not provide for a particular clinical strategy and relies on a full review of Ampligen’s indications to define such strategy, lacks a clear view on the Company’s management going forward, and does not indicate the less dilutive and less expensive financing options that may be available to the Company.”

●	ISS and Glass Lewis both recommended a vote against Activist Group nominees Todd Deutsch and Robert Chioini (with Glass Lewis also recommending a vote against Paul Sweeney). Both organizations highlighted Mr. Chioini’s poor track record:

●	ISS: “Given Chioini’s track record at [Rockwell Medical] and his connections to [securities law felons] Tudor and Xirinachs, he does not appear to be an appropriate choice for the AIM [B]oard.”

●	Glass Lewis: “We believe the board raised valid concerns regarding Mr. Chioini’s record at Rockwell Medical, including failing to execute the go-to-market strategy for its product. As discussed in our proxy paper for Rockwell Medical’s meeting held on June 01, 2017 (i.e., approximately one year prior to Mr. Chioini’s termination), the entity under his leadership has failed to deliver on promises of a strong sales stream, despite the multi-year presence of two marketable products, and was underperforming relative to its peers in terms of TSRs.”

6 See PS Capital Partners’ Testimonials Page available at: https://pscapitalpartners.com/testimonials/.

7 See Definitive Proxy Statement filed by the Activist Group with the SEC on November 6, 2024.

8 December 28, 2023, Opinion of the Delaware Court of Chancery: https://courts.delaware.gov/Opinions/Download.aspx?id=357400 (emphasis added).

9 Permission to quote ISS and Glass Lewis was neither sought nor obtained (emphasis added).

3

AIM’s directors have the right backgrounds and experience needed to oversee the Company’s strategy

●	The Board is composed of proven leaders with expertise in a variety of areas critical to the success of AIM – including drug development and commercialization, scientific and medical, financial management and regulatory experience.

●	AIM’s nominees are well-positioned to continue overseeing AIM’s clinical execution, help patients with unmet lethal medical needs and realize long-term value for shareholders.

AIM encourages shareholders to vote “FOR” ALL four of the Board’s incumbent candidates – Stewart L. Appelrouth, Nancy K. Bryan, Thomas K. Equels and Dr. William M. Mitchell – in connection with the Annual Meeting, on the WHITE universal proxy card.

For more information on how to vote, visit: www.SafeguardAIM.com.

***

About AIM ImmunoTech Inc.

AIM ImmunoTech Inc. is an immuno-pharma company focused on the research and development of therapeutics to treat multiple types of cancers, immune disorders and viral diseases, including COVID-19. The Company’s lead product is a first-in-class investigational drug called Ampligen® (rintatolimod), a dsRNA and highly selective TLR3 agonist immuno-modulator with broad spectrum activity in clinical trials for globally important cancers, viral diseases and disorders of the immune system.

For more information, please visit aimimmuno.com and connect with the Company on X, LinkedIn, and Facebook.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “continue,” “believe,” “potential,” “upcoming” and other variations thereon and similar expressions (as well as other words or expressions referencing future events or circumstances) are intended to identify forward-looking statements. Many of these forward-looking statements involve a number of risks and uncertainties. Data, pre-clinical success and clinical success seen to date does not guarantee that Ampligen will be approved as a treatment or therapy for any diseases or conditions. The Company urges investors to consider specifically the various risk factors identified in its most recent Annual Report on Form 10-K, and any risk factors or cautionary statements included in any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, filed with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Among other things, for those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

4

Important Additional Information

The Company, its directors and executive officers, Peter W. Rodino, III and Robert Dickey, IV, are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. The Company filed its definitive proxy statement (the “Definitive Proxy Statement”) and a WHITE universal proxy card with the SEC on November 4, 2024 in connection with such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH DEFINITIVE PROXY STATEMENT, ACCOMPANYING WHITE UNIVERSAL PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The Definitive Proxy Statement contains information regarding the identity of the participants, and their direct and indirect interests, by security holdings or otherwise, in the Company’s securities and can be found in the section titled “Principal Stockholders” of the Definitive Proxy Statement and available here. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website available here or through the SEC’s website at www.sec.gov. Stockholders will be able to obtain the Definitive Proxy Statement, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://aimimmuno.com/sec-filings/.

Investor Contact:

JTC Team, LLC

Jenene Thomas

908-824-0775

AIM@jtcir.com

Media Contact:

Longacre Square Partners

Joe Germani / Miller Winston

AIM@longacresquare.com

5

Exhibit 2

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